UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On March 24, 2025, the Board of Directors (the “Board”) of SS&C Technologies Holdings, Inc. (the “Company”) elected Francesco Vanni d’Archirafi to the Board to fill a vacancy resulting from an increase in the size of the Board from seven directors to eight directors. Mr. Vanni d’Archirafi was elected as a Class III director to serve until the 2025 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. The Company announced the election of Mr. Vanni d’Archirafi in its March 26, 2025 press release. A copy of that press release is being filed with this Form 8-K as Exhibit 99.1.

The Company’s Nominating and Governance Committee (the “Nom Gov Committee”) engaged a third-party consultant to conduct a thorough director search process, and also considered recommendations from Board members and management of the Company.

Mr. Vanni d’Archirafi was nominated and unanimously recommended by the Nom Gov Committee after review of his and other director candidates’ integrity, business acumen, expertise, skills, experience, and other criteria for Board member selection set forth in the Nom Gov Committee’s charter and in the Company’s Corporate Governance Guidelines.

Consistent with the Company’s historical approach for newly elected directors, in connection with his election, the Board approved the grant to Mr. Vanni d’Archirafi of an initial award of restricted stock units (“RSUs”) under the Company’s Amended and Restated 2023 Stock Incentive Plan. The RSUs granted to Mr. Vanni d’Archirafi have a grant date value of $100,000, with the actual number of RSUs to be granted determined by dividing the grant date value by the Company’s stock price on the date of grant. The RSUs will vest on the first anniversary of the grant date. In addition, as a member of the Board, Mr. Vanni d’Archirafi will participate in the Company’s non-employee director compensation program (“the Director Compensation Program”). A description of the Director Compensation Program is set forth on page 30 of the Company's proxy statement for the 2024 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 12, 2024, which description is incorporated herein by this reference.

There is no arrangement or understanding between Mr. Vanni d’Archirafi and any other person pursuant to which he was selected as a director. In addition, Mr. Vanni d’Archirafi has never been employed at the Company or any of its subsidiaries. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Vanni d’Archirafi and the Company or any of its subsidiaries.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

Exhibit No.	Description

99.1	Press release, dated March 26, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2025

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Jason White
Jason White
Senior Vice President, General Counsel and Secretary